Exhibit 99.1

World Fuel Services Corporation Reports Record Quarterly Results

-- Net Income Increases 22% Year-Over-Year --

MIAMI--(BUSINESS WIRE)--May 3, 2011--World Fuel Services Corporation (NYSE: INT), a leading fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, today reported first quarter net income of $41.1 million or $0.58 diluted earnings per share compared to $33.7 million or $0.56 diluted earnings per share in the first quarter of 2010. Non-GAAP net income for the first quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $46.8 million or $0.66 non-GAAP diluted earnings per share compared to $36.2 million or $0.60 non-GAAP diluted earnings per share in the first quarter of 2010.

The company’s aviation segment generated gross profit of $70.1 million in the first quarter of 2011, an increase of $12.1 million or 21% sequentially, and an increase of $21.8 million or 45% year-over-year. The marine segment generated gross profit of $40.2 million, a decrease of $1.3 million or 3% sequentially, but an increase of $800 thousand or 2% from last year’s results. The company’s land segment posted gross profit of $26.4 million in the first quarter, an increase of $2.4 million or 10% sequentially, and $15.4 million or 139% year-over-year.

“During the quarter, we continued to demonstrate our ability to leverage our risk management disciplines, while profitably growing the business,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “We are pleased with our strong results in what continues to be a very challenging operating environment.”

“We closed and integrated the NCS acquisition during the quarter, which will allow us to leverage our existing business activities in the fuel logistics marketplace,” stated Michael J. Kasbar, president and chief operating officer. “We have also recently completed the acquisition of Ascent, which combined with the other recent acquisitions and core business, strengthens our leadership position in the general and business aviation space.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries and territories, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 48 strategically located global offices, World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company's global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBO’s), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended
	March 31,
	2011	2010

Revenue	$7,079,406	$3,918,021
Cost of revenue	6,942,638	3,819,203

Gross profit	136,768	98,818

Operating expenses:
Compensation and employee benefits	47,069	34,801
Provision for bad debt	796	369
General and administrative	33,378	21,523

Total operating expenses	81,243	56,693

Income from operations	55,525	42,125
Non-operating expenses, net	(3,453)	(604)

Income before income taxes	52,072	41,521
Provision for income taxes	10,415	7,681

Net income including noncontrolling interest	41,657	33,840
Net income attributable to noncontrolling interest	548	137

Net income attributable to World Fuel	$41,109	$33,703

Basic earnings per share	$0.59	$0.57

Basic weighted average common shares	69,970	59,324

Diluted earnings per share	$0.58	$0.56

Diluted weighted average common shares	70,982	60,601

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	March 31,	December 31,
	2011	2010

Assets:
Current assets:
Cash and cash equivalents	$93,374	$272,893
Accounts receivable, net	1,892,307	1,386,700
Inventories	312,379	211,526
Prepaid expenses and other current assets	213,226	196,748

Total current assets	2,511,286	2,067,867

Property and equipment, net	64,899	64,106

Goodwill, identifiable intangible and non-current other assets	461,598	434,477

Total assets	$3,037,783	$2,566,450

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$17,401	$17,076
Accounts payable	1,488,592	1,131,228
Accrued expenses and other current liabilities	213,103	210,180

Total current liabilities	1,719,096	1,358,484

Long-term debt	64,133	24,566
Other long-term liabilities	59,787	56,836
Total liabilities	1,843,016	1,439,886

Equity:
World Fuel shareholders' equity	1,194,084	1,127,208
Noncontrolling interest equity (deficit)	683	(644)
Total equity	1,194,767	1,126,564

Total liabilities and equity	$3,037,783	$2,566,450

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended
	March 31,
	2011	2010

Cash flows from operating activities:
Net income including noncontrolling interest	$41,657	$33,840
Adjustments to reconcile net income including
noncontrolling interest to net cash (used in)
provided by operating activities:
Depreciation and amortization	8,167	4,419
Provision for bad debt	796	369
Share-based payment award compensation costs	2,865	1,306
Other	(249)	(1,185)
Changes in assets and liabilities, net of acquisitions	(197,722)	(22,183)
Total adjustments	(186,143)	(17,274)
Net cash (used in) provided by operating activities	(144,486)	16,566

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(67,000)	(8,315)
Other	(2,628)	(891)
Net cash used in investing activities	(69,628)	(9,206)

Cash flows from financing activities:
Borrowings under revolving credit facility, net	40,000	-
Other	(6,562)	(2,097)
Net cash provided by (used in) financing activities	33,438	(2,097)

Effect of exchange rate changes on cash and
cash equivalents	1,157	(1,026)

Net (decrease) increase in cash and cash equivalents	(179,519)	4,237

Cash and cash equivalents, at beginning of period	272,893	298,843

Cash and cash equivalents, at end of period	$93,374	$303,080

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended
	March 31,
	2011	2010

GAAP net income attributable to World Fuel	$41,109	$33,703
Share-based compensation expense, net of taxes	2,009	1,003
Intangible asset amortization expense, net of taxes	3,662	1,494
Non-GAAP net income attributable to World Fuel	$46,780	$36,200

GAAP diluted earnings per share	$0.58	$0.56
Share-based compensation expense, net of taxes	0.03	0.02
Intangible asset amortization expense, net of taxes	0.05	0.02
Non-GAAP diluted earnings per share	$0.66	$0.60

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended
	March 31,
	2011	2010
Revenue:
Aviation segment	$2,646,592	$1,459,724
Marine segment	2,999,419	2,098,612
Land segment	1,433,395	359,685
	$7,079,406	$3,918,021

Gross profit:
Aviation segment	$70,128	$48,375
Marine segment	40,215	39,389
Land segment	26,425	11,054
	$136,768	$98,818

Income from operations:
Aviation segment	$38,170	$26,694
Marine segment	17,355	20,007
Land segment	10,663	2,348
	66,188	49,049
Corporate overhead	10,663	6,924
	$55,525	$42,125

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
or
Francis X. Shea, 305-428-8000
Executive Vice President & Chief Risk and Administrative Officer